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As filed with the Securities and Exchange Commission on February 23, 2007

File 333-139293

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO
FORM F-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

ONCOGENEX TECHNOLOGIES INC.
(Name of Registrant as specified in its Charter)

Canada State or other Jurisdiction of Incorporation or Organization	2834 Primary Standard Industrial Classification Code Number	N/A I.R.S Employer Identification No

1001 West Broadway, Suite 400
Vancouver, British Columbia
Canada V6H 4B1
(604) 736-3678
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
DL Services Inc. 1420 Fifth Avenue, Suite 3400 Seattle, Washington 98101 (206) 903-8800 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to:
Randal R. Jones Christopher L. Doerksen Dorsey & Whitney LLP 1420 Fifth Avenue, Suite 3400 Seattle, Washington 98101 (206) 903-8800	J. Douglas Seppala DuMoulin Black LLP 10th Floor — 595 Howe Street Vancouver, BC Canada V6C 2T5 (604) 687-1224	R. Hector MacKay-Dunn, Q.C. Farris, Vaughan, Wills & Murphy LLP 25th Floor, 700 West Georgia Street Vancouver, BC Canada V7Y 1B3 (604) 684-9151	Christopher J. Cummings Shearman & Sterling LLP Suite 4405 P.O. Box 247 Toronto, Ontario Canada M5L 1E8 (416) 360-8484

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        The purpose of this Amendment No. 3 to the Form F-1 Registrant Statement is to file and add an additional exhibit. Accordingly, this Amendment No. 3 consists only of the facing page, this explanatory note and Part II of the Registration Statement. Amendment No. 3 does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly such prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Included in the prospectus, under the heading, "Management — Limitations of Liability and Indemnification".

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

        The following is a summary of the securities sold by the Registrant in the past three years which were not registered under the Securities Act.

        (a)   On April 25, 2005, the Registrant issued 30,000 common shares to the University of British Columbia, or UBC, in consideration for intellectual property rights granted pursuant to a License Agreement dated April 25, 2005 between the Registrant and UBC.

        (b)   On May 5, 2005, the Registrant issued Isis Pharmaceuticals, Inc. a $750,000 convertible promissory note in consideration for intellectual property rights granted under a License and Collaboration Agreement dated January 5, 2005 between the Registrant and Isis. On August 10, 2005, the note converted into 244,300 Series 2 Class B preferred shares of the Registrant.

        (c)   On August 10, 2005, the Registrant entered into an Investment Agreement pursuant to which it sold 3,896,696 shares of Series 2 Class B preferred shares at a price of $3.07 per share for gross proceeds of $11,962,857. With respect to each investor, the Registrant sold:

  •
  1,245,239 Series 2 Class B preferred shares to Ventures West 7 Limited Partnership for gross proceeds of $3,822,884;

  •
  119,536 Series 2 Class B preferred shares to Ventures West 7 U.S. Limited Partnership for gross proceeds of $366,976;

  •
  1,141,435 Series 2 Class B preferred shares to H.I.G. Horizon Corp. for gross proceeds of $3,504,205;

  •
  820,258 Series 2 Class B preferred shares to Working Opportunity Fund (EVCC) Ltd. for gross proceeds of $2,518,192;

  •
  407,166 Series 2 Class B preferred shares to Business Development Bank of Canada for gross proceeds of $1,250,000. These shares were subsequently transferred to BDC Capital Inc.; and

  •
  163,062 Series 2 Class B preferred shares to WHI Morula Fund, LLC for gross proceeds of $500,600.

        (d)   On August 10, 2005, the Registrant entered into an Investment Agreement pursuant to which it sold 16,306 Series 2 Class B preferred shares to Cape Family Fund L.P. at a price of $3.07 per share for gross proceeds of $50,059.

        (e)   On August 10, 2005, the Registrant entered into an Investment Agreement pursuant to which it sold 244,593 Series 2 Class B preferred shares to BC Advantage Funds (VCC) Ltd. at a price of $3.07 per share for gross proceeds of $750,901.

        (f)    The Company has granted a total of 1,209,547 options to purchase common stock of the Registrant to its officers, directors, employees and consultants.

        In the case of the sales and issuances of securities described in paragraphs (b), (c) and (d) above and made to purchasers in the United States or that were U.S. persons, the Registrant claimed exclusion from registration under the Securities Act pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act, in that the Registrant did not engage in any general solicitation or general advertising and the purchasers represented that they were accredited investors, were sophisticated, were purchasing for investment and had adequate information or access to information regarding the Registrant. With respect to all other sales and issuances of securities described in paragraphs (a), (c), (d) and (e), such sales and issuances were made to purchasers outside the United States that were not U.S. persons, in reliance upon the exclusion from Securities Act registration provided by Rule 903 of Regulation S thereunder, in that no offers or directed selling efforts were made in the United States and at the time the buy order was originated, the purchaser was, or the Registrant reasonably believed that the purchaser was, outside the United States.

        In the case of the option grants described in paragraph (f) above and made to optionees resident in the United States, the Registrant claimed exclusion from registration under the Securities Act pursuant to Rule 701 under the Securities Act, in that the optionees were officers, directors, employees or qualified consultants of the Registrant or its subsidiary under Rule 701, and such grants were compensatory in nature, were made pursuant to a written stock option plan and option agreements, and were otherwise made pursuant to Rule 701. With respect to all other option grants described in paragraph (k), such grants were made to optionees outside the United States that were not U.S. persons, in reliance upon the exclusion from Securities Act registration provided by Rule 903 of Regulation S thereunder, in that no offers or directed selling efforts were made in the United States and at the time the buy order was originated, the purchaser was, or the Registrant reasonably believed that the purchaser was, outside the United States.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)
Exhibits

        The following exhibits are filed as part of this Registration Statement:

Exhibit Number		Description
1.1		Form of underwriting agreement
3.1	(1)	Form of restated articles of the Registrant
3.2	(1)	By-Law No. 1 of the Registrant dated February 8, 2002
4.1	(2)	Specimen certificate evidencing common shares of the Registrant
4.2	(2)	Further amended and restated shareholders' agreement between the Registrant and the shareholders named therein dated as of August 10, 2005, and further amendment dated September 7, 2006
5.1	(2)	Legal opinion of DuMoulin Black LLP
10.1	(1)	Amended and restated stock option plan, as further amended through June 15, 2005 (pre-existing plan)

10.2	(1)	2006 stock incentive plan (new plan)
10.3	(1)	Employment agreement between the Registrant and Scott D. Cormack dated December 21, 2001, and amendment dated as of August 10, 2005
10.4	(2)	Services agreement between the Registrant and Dr. Martin Gleave dated December 21, 2001, and amendments dated January 1, 2002, September 24, 2003 and August 10, 2005*
10.5	(2)	Employment agreement between the Registrant and Stephen Anderson dated January 9, 2006*
10.6	(2)	Employment agreement between OncoGenex, Inc. and Cindy Jacobs dated September 12, 2005*
10.7	(1)	Form of indemnification agreement between the Registrant and each of Scott Cormack, Stephen Anderson and Cindy Jacobs, as executive officers of the Registrant
10.8	(1)	Form of indemnification agreement between the Registrant and each director of the Registrant
10.9	(1)	Consulting agreement between the Registrant and CANAID, Inc. (Neil Clendeninn) dated February 15, 2005
10.10	(2)	Collaboration and co-development agreement between the Registrant and Isis Pharmaceuticals, Inc. dated as of November 16, 2001 (OGX-011)*
10.11	(2)	Collaboration and co-development agreement between the Registrant and Isis Pharmaceuticals, Inc. dated as of January 5, 2005 (OGX-427)*
10.12	(2)	Collaboration and co-development agreement between the Registrant and Isis Pharmaceuticals, Inc. dated as of August 31, 2003 (OGX-225)*
10.13	(2)	License agreement between the Registrant and the University of British Columbia effective as of November 1, 2001, and amending agreement dated as of August 30, 2006 (OGX-011)*
10.14	(2)	License agreement between the Registrant and the University of British Columbia effective as of April 5, 2005, and amending agreement dated as of August 30, 2006 (OGX-427)*
10.15	(2)	License agreement between the Registrant and the University of British Columbia effective as of November 1, 2001 (BP5)*
10.16	(2)	License agreement between the Registrant and the University of British Columbia dated November 22, 2002 but effective as of September 1, 2002, and amendment dated October 12, 2005 but effective as of September 12, 2002 (BP2 and OGX-225)*
10.17	(1)	Letter agreement between the Registrant and the University of British Columbia dated November 14, 2002 (BP2, BP5 and OGX-225)
10.18	(2)	Amending agreement between the Registrant and the University of British Columbia dated October 12, 2005 but effective as of November 23, 2002 (BP5)*
10.19	(1)	Second amending agreement between the Registrant and the University of British Columbia dated as of August 30, 2006 (BP5)

10.20	(2)	Second amending agreement between the Registrant and the University of British Columbia dated as of August 30, 2006 (BP2 and OGX-225)*
10.21	(1)	Indenture between the Registrant and Rosebud Properties No. 3 Ltd. dated October 1, 2004 (Vancouver office lease)
10.22	(1)	Agreement of lease between the OncoGenex, Inc. and First & Yesler, L.L.C. dated September 15, 2005, and amendment dated September 16, 2005 (Seattle office lease)
14.1	(1)	Code of conduct for directors, officers and employees
21.1		List of subsidiaries (included in the prospectus, under the heading, "Business — Company Information")
23.1	(3)	Consent of Ernst & Young LLP
23.2	(2)	Consent of DuMoulin Black LLP (included in Exhibit 5.1)
24.1	(1)	Power of attorney (included on signature page)
99.1	(1)	Audit committee charter
99.2	(1)	Compensation committee charter
99.3	(1)	Governance and nomination committee charter
99.4	(2)	Request for waiver

*
Confidential portions of this exhibit have been omitted and filed separately with the Commission pursuant to an application for Confidential Treatment under Rule 406 promulgated under the Securities Act of 1933, as amended.

(1)
Previously filed as an exhibit to the Registrant's Form F-1 filed on December 13, 2006.

(2)
Previously filed as an exhibit to the Registrant's Form F-1 Amendment No. 1 filed on January 29, 2007.

(3)
Previously filed as an exhibit to the Registrant's Form F-1 Amendment No. 2 filed on February 5, 2007.

(b)
Financial Statement Schedules

        All schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the Consolidated Financial Statements and notes thereto.

ITEM 9. UNDERTAKINGS

        The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on February 23, 2007.

ONCOGENEX TECHNOLOGIES INC.
By:	/s/ SCOTT CORMACK Scott Cormack President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ SCOTT CORMACK Scott Cormack	President, Chief Executive Officer and Director (principal execuitve officer)	February 23, 2007
By:	* Stephen Anderson	Chief Financial Officer and Secretary (principal financial officer and principal accounting officer)	February 23, 2007
By:	* Martin Gleave	Chief Science Officer and Director	February 23, 2007
By:	* James Shepard	Director	February 23, 2007
By:	* Aaron Davidson	Director	February 23, 2007
By:	* Neil Clendeninn	Director	February 23, 2007
By:	* Christopher Laird	Director	February 23, 2007
By:	* K. Thomas Bailey	Director	February 23, 2007
*By:	/s/ SCOTT CORMACK Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

        The undersigned has signed this amendment to the registration statement solely in the capacity of the duly authorized representative of OncoGenex Technologies Inc. in the United States on February 23, 2007.

ONCOGENEX, INC., a Washington corporation
By:	/s/ SCOTT CORMACK Scott Cormack President, Treasurer and Director

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES
  ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
  ITEM 9. UNDERTAKINGS
SIGNATURES
AUTHORIZED REPRESENTATIVE